UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 25, 2006
TRIPATH IMAGING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22885 (Commission File Number)	56-1995728 (IRS Employer Identification No.)

780 Plantation Drive Burlington, North Carolina (Address of Principal Executive Offices)	27215 (Zip Code)
(336) 222-9707
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 16, 2006, TriPath Imaging, Inc. (the “Company”) filed a Report on Form 8-K disclosing that, on the same date, the Company and Becton, Dickinson and Company (“BD”) entered into a letter agreement (the “Letter Agreement”) pursuant to which each company agreed to work in good faith to negotiate a business combination transaction with the other on an exclusive basis through the end of August 25, 2006, or such later date as the parties may agree in writing (the “Termination Date”).
This Report on Form 8-K is being filed to disclose that on August 25, 2006, the Company and BD agreed to amend the Letter Agreement to extend the Termination Date to 11:59 p.m. (New York City time) on September 1, 2006. The amendment to the Letter Agreement is filed as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.
Investors are cautioned that certain statements in this report that are not strictly historical statements, such as statements regarding a potential transaction with BD, may constitute forward-looking statements that involve risks and uncertainties that could cause actual results and outcomes to differ materially from what is expressed in those forward-looking statements. Important factors that could cause actual results to vary materially from any forward looking statements include, without limitation, the fact that TriPath Imaging and BD have not entered into a binding acquisition agreement, the requirement of TriPath Imaging shareholder approval for any acquisition agreement that is entered into and other conditions to the closing of such a transaction, as well as those risks detailed in TriPath Imaging’s filings with the Securities and Exchange Commission, including those described in TriPath Imaging’s Annual Report on Form 10-K for the year ended December 31, 2005.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
10.1	Amendment dated August 25, 2006 to Letter Agreement between TriPath Imaging, Inc. and Becton, Dickinson and Company dated August 16, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPATH IMAGING, INC.
Dated: August 25, 2006	By:	/s/ Stephen P. Hall
Stephen P. Hall
Chief Financial Officer Principal Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Amendment dated August 25, 2006 to Letter Agreement between TriPath Imaging, Inc. and Becton, Dickinson and Company dated August 16, 2006.

4